As Filed With the Securities and Exchange Commission on July 18, 2007
                                                     Registration No. 333-143845

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 Amendment No. 1

             Registration Statement Under the Securities Act of 1933

                                  MADERO, INC.
                 (Name of Small Business Issuer in Its Charter)

        NEVADA                          5812                      20-8658254
(State of Incorporation)        (Primary SIC Number)       (IRS Employer Number)

                       1132 E. Plaza Blvd., Suite 203-409
                             National City, CA 91950
                        (775) 352-3855 Fax (775)583-9009
          (Address and telephone number of principal executive offices)

                                 Mike Lizarraga
                       1132 E. Plaza Blvd., Suite 203-409
                            National City, CA 91950
                    Phone: (775) 352-3855 Fax (775) 583-9009
           (Name, address and telephone number of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each
  Class of                             Proposed       Proposed
 Securities          Number of         Offering        Maximum        Amount of
   to be            Shares to be       Price Per      Aggregate     Registration
 Registered         Registered         Share(2)      Offering(3)       Fee(1)
--------------------------------------------------------------------------------
Common Stock         4,320,000          $.005         $21,600          $0.66
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.002 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       SUBJECT TO COMPLETION, DATED , 2007

                                   PROSPECTUS
                                  MADERO, INC.
                        4,320,000 Shares of Common Stock
                                 $.005 per share

This is the initial offering of common stock of Madero, Inc. and no public market exists for the securities being offered. Madero, Inc. is offering for sale a total of 4,320,000 shares of its common stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $.005 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort basis, if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

We are a development stage company and currently have no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock          $.005           $21,600            $0            $21,600
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

SUMMARY OF PROSPECTUS                                                          3
     General Information about Our Company                                     3
     The Offering                                                              3
RISK FACTORS                                                                   4
RISKS ASSOCIATED WITH OUR COMPANY                                              4
RISKS ASSOCIATED WITH THIS OFFERING                                            6
USE OF PROCEEDS                                                                8
DETERMINATION OF OFFERING PRICE                                                9
DILUTION                                                                       9
PLAN OF DISTRIBUTION                                                          10
     Terms of the Offering                                                    11
     Procedures for Subscribing                                               11
LEGAL PROCEEDINGS                                                             11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                13
DESCRIPTION OF SECURITIES                                                     14
INTEREST OF NAMED EXPERTS AND COUNSEL                                         14
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION                          14
ORGANIZATION WITHIN THE LAST FIVE YEARS                                       16
DESCRIPTION OF OUR BUSINESS                                                   16
     Principal Products and Their Markets                                     16
     Status of Any Publicly Announced New Products                            18
     Competition                                                              19
     Sources and Availability of Products                                     19
     Dependence on One or a Few Major Customers                               19
     Patents and Trademarks                                                   19
     Need for Any government Approval of Principal Products                   19
     Government and Industry Regulation                                       19
     Research and Development Activities                                      20
     Environmental Laws                                                       20
     Employees and Employment Agreements                                      20
PLAN OF OPERATION                                                             20
OFF BALANCE SHEET ARRANGEMENTS                                                21
DESCRIPTION OF PROPERTY                                                       21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      21
EXECUTIVE COMPENSATION                                                        24
FINANCIAL STATEMENTS                                                          25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                 25
ADDITIONAL INFORMATION                                                        25

                                  MADERO, INC.
                        1132 E. PLAZA BLVD, SUITE 203-409
                             NATIONAL CITY, CA 91950


                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Madero, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Madero, Inc. was incorporated in the State of Nevada on March 14, 2007. We were formed to open family-oriented restaurants under the name "Nino's Alegres" (Happy Children). We are a development stage company and have not yet commenced business operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank of $7,991.

Our administrative offices are currently located at 1132 E. Plaza Blvd., Suite 203-409, National City, CA 91950. Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered      4,320,000 Shares of common stock, par value $.001.

Offering Price per Share      $.005

Offering Period               The shares are being offered for a period not to
                              exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be returned to the investors, without interest or deduction.

Net Proceeds to Our Company   $21,600

Use of Proceeds               We intend to use the proceeds to implement our
                              business operations.

Number of Shares Outstanding
Before the Offering:          4,000,000

Number of Shares Outstanding
After the Offering:           8,320,000

Risk Factors                  You should read the section captioned "Risk
                              Factors" for a discussion of factors you should consider carefully before deciding whether to purchase shares of our common stock.

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 48% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICER AND DIRECTOR CURRENTLY DEVOTES ONLY PART TIME SERVICES TO THE COMPANY AND IS ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Mike Lizarraga, the sole Officer and Director of the company, currently devotes approximately 8 to 10 hours per week to company matters. Our business plan does not provide for the hiring of any additional employees until our offering has been completed and just prior to our opening for business. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Lizarraga. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Lizarraga intends to limit his role in their other business activities and devote full time services to Madero, Inc. after we receive financing and attain a sufficient level of revenue. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in March 2007; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our director for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, we will be unable to implement our business plans. We can also not guarantee that projected costs will not increase in the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

a. abandon our business plans, cease operations and go out of business; b. continue to seek alternative and acceptable sources of capital; or c. bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet opened our restaurant and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

WE WILL BE SUBJECT TO INTENSE COMPETITION IN BOTH THE RESTAURANT AND ENTERTAINMENT INDUSTRIES.

We believe that our combined restaurant and entertainment center concept will put us in a niche which combines elements of both the restaurant and entertainment industries. As a result, the company, to some degree, competes with entities in both industries. We will compete with restaurant chains presently utilizing the concept of combined family restaurant/entertainment operations. Within the traditional restaurant sector, we will compete with other casual restaurants with respect to price, service, personnel, type and quality of food, effectiveness of advertising and marketing programs, and new product development. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

CHANGES IN CONSUMERS' HEALTH, NUTRITION AND DIETARY PREFERENCES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Our industry is affected by consumer preferences and perceptions. Changes in prevailing health or dietary preferences and perceptions may cause consumers to avoid certain products we may offer in favor of alternative or healthier foods. If consumer eating habits change significantly and we are unable to respond with appropriate menu offerings, it could adversely affect our financial results.

NEGATIVE PUBLICITY CONCERNING FOOD QUALITY, HEALTH AND OTHER ISSUES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Food service businesses can be adversely affected by litigation and complaints from guests, consumer groups or government authorities resulting from food quality, illness, injury or other health concerns or operating issues. Publicity concerning food-borne illnesses and injuries caused by food tampering may negatively affect us. Such publicity would have a significant adverse impact on our financial results. We could incur significant liabilities if a lawsuit or claim resulted in a judgment against us, or in significant litigation costs, regardless of the result.

WE WILL BE SUBJECT TO RISKS FROM DISRUPTION OF FOOD SUPPLIES.

Any disruption in food distribution system could adversely affect our future financial results. Any failure by vendors to adequately distribute products or supplies to our restaurant could increase our costs and have a material adverse affect on any future financial results.

OUR RESTAURANT COULD BE ADVERSELY AFFECTED BY LOCAL CONDITIONS, EVENTS AND NATURAL DISASTERS.

Our restaurant may be subject to adverse local conditions, events or natural disasters. A natural disaster may damage our store or other operations which may adversely affect any future financial results.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all the funds we receive will be returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Madero, nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.005 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.004 per share, $.001 less than what you paid for them.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 48% of our common stock. Due to the amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,700 cost of this Registration Statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $21,600. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                     $21,600
                                        -------
     Net Proceeds to company            $21,600
                                        -------

     Rent and Utilities                   3,000
     Remodeling                           4,000
     Inventory                            5,000
     Advertising and Marketing            2,100
     Officer Salary                       5,000
     Staff Salary                         2,500
                                        -------

     Total Proceeds                     $21,600
                                        =======

We will have broad discretion over the manner in which the proceeds of the offering will be applied, and we may not use these proceeds in a manner desired by our shareholders. Although we have no present intention of doing so, future events may require us to reallocate the offering proceeds.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2007, the net tangible book value of our shares was $7,991 or approximately $.002 per share, based upon 4,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $21,600, the net tangible book value of the 8,320,000 shares to be outstanding will be $29,591, or approximately $.004 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $.002 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.005 per Share) of $.001 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.004 per share, reflecting an immediate reduction in the $.005 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 48% of the total number of shares then outstanding, for which he will have made a cash investment of $8,000, or $.002 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 52% of the total number of shares then outstanding, for which they will have made a cash investment of $21,600, or $.005 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to March 31, 2007:

     Price Paid per Share by Existing Shareholder         $   .002
     Public Offering Price per Share                      $   .005
     Net Tangible Book Value Prior to this Offering       $   .002
     Net Tangible Book Value After Offering               $   .004
     Increase in Net Tangible Book Value per Share
      Attributable to cash payments by new purchasers     $   .002
     Immediate Dilution per Share to New Investors        $   .001

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                      Total
                       Price        Number of       Percent of    Consideration
                     Per Share     Shares Held      Ownership         Paid
                     ---------     -----------      ---------         ----
Existing
Stockholder            $ .002       4,000,000          48%           $ 8,000

Investors in
This Offering          $ .005       4,320,000          52%           $21,600

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Madero, Inc., and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the

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Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.005 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts" offering, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions until the total amount of $21,600 has been received. At that time, the funds will be deposited to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all funds will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds made payable to Madero, Inc.

                                LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

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
          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address                         Age                Position(s)
----------------                         ---                -----------

Mike Lizarraga                           30       President, Secretary, CEO, CFO
1132 E. Plaza Blvd. Ste. 203-409
National City, CA  91950

The person named above is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

MIKE LIZARRAGA

WORK HISTORY

"El Lenador" Los Mochis, Sinaloa 1999-2006
Restaurant Manager
Managed staff and daily functions of restaurant

"El Rinconcito" Los Mochis, Sinaloa 1995-1999
Waiter and Host
Served customers food and drinks

EDUCATION

Preparatory School, Guamuchil Sinaloa, Mexico, Graduated 1995.
Secondary School, Guamuchil Sinaloa, Mexico, Graduated 1992.
Elementary School, Guamuchil Sinaloa, Mexico, Graduated 1989.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                     No. of      No. of         Percentage
                                     Shares      Shares        of Ownership
Name and Address                     Before       After      Before       After
Beneficial Owner                    Offering    Offering    Offering    Offering
----------------                    --------    --------    --------    --------

Mike Lizarraga                      4,000,000   4,000,000     100%         48%
1132 E. Plaza Blvd. Ste. 203-409
National City, CA  91950

All Officers and
Directors as a Group (1)            4,000,000   4,000,000     100%         48%

FUTURE SALES BY EXISTING STOCKHOLDER

A total of 4,000,000 shares have been issued to the existing stockholder, all of which are held by our officer and director, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell his shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 48% of our outstanding shares and the purchasers in this offering will own 52%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the period ended March 31, 2007 included in this prospectus have been audited by Moore & Associates, Accountants & Advisors, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 89146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

CERTIFICATE OF INCORPORATION AND BYLAWS. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

     * diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

     * putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

     * effecting an acquisition that might complicate or preclude the takeover.

NEVADA ANTI-TAKEOVER LAW. We are subject to the provisions of the Nevada General Corporation Law concerning corporate takeovers.

LIMITED LIABILITY AND INDEMNIFICATION. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

     *    conducted himself or herself in good faith;

     * reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

     * in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Madero, Inc. was incorporated in Nevada on March 14, 2007. Mike Lizaragga was named sole Director and appointed President, Principal Executive Officer, Secretary, Treasurer and Principal Accounting and Financial Officer and the board of directors voted to seek capital and begin development of our business plan. Our business plan is to open family-oriented restaurants. We are a development stage company and have not yet commenced business operations or generated any revenue. We received our initial funding of $8,000 through the sale of common stock to Mr. Lizaragga who purchased 4,000,000 shares of our Common Stock at $0.002 per share on March 28, 2007.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS

Our business plan is to open family oriented restaurants under the brand name "Nino's Alegres" (Happy Children) at which we will offer a variety of home-style lunch and dinner entrees in both full and junior sizes to satisfy every appetite. We plan to offer a selection of wholesome, organic, natural foods in a fun environment where it is acceptable for children to make noise and spill food. Our goal is to provide a fun, safe environment where family togetherness is the center of the entertainment. Kids have the freedom to move about, explore and eat food they love. The restaurant is intended to appeal to families with children between the ages of 2 and 12.

We plan to locate our restaurants in shopping centers and occupy approximately 1,500 to 2,000 square feet in area. The restaurant will be divided into three areas: a kitchen and related areas (cashier, office, restrooms, etc.) will occupy approximately 35% of the space, a dining area will occupy approximately 40% of the space and a central playroom area will occupy approximately 25% of the space.

The dining area will provide seating for 50 to 75 customers and will consist of booths and tables situated around a centrally located playroom area.

The playroom area will be designed to allow kids to sit on the floor to draw on mini-chalkboards, climb back and forth over overstuffed benches, paint and draw at art easels, play with trains, board games or read the numerous books at small tables and chairs.

We plan to offer a variety of home-style lunch and dinner entrees in full and junior sizes. The selections will include appetizers & snacks, daily-made soups, salads, wraps, sandwiches, pastas, desserts and daily specials. Juices, soft drinks, coffee and tea will also served and we will investigate the possibility of serving beer and wine where permitted by local laws and if our customers express a desire for us to do so. It is our goal to offer fun food for the kids, but also menu items that will appeal to the parents. Espresso, cappuccino, lattes and chai teas will be available for the adult's enjoyment.

The following is a brief overview of some of our planned menu items:

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
Appetizers:

Checkers Cheese Platter - Monterey Jack and Cheddar Cheese rounds served on a checkerboard along with fresh fruit and an assortment of crackers

Ants on a Log - Celery sticks filled with our in-house fresh ground peanut butter topped with raisins

Chicken Dippers - Grilled skewers of chicken breast pieces served with regular or spicy peanut sauce and grape jelly BBQ sauce

Wraps & Sandwiches, served with a choice of french fries, sweet potato fries, fruit or applesauce:

     Burrito Bus - a bright yellow whole-wheat tortilla stuffed with beans, rice and cheese - an adult version is served with grilled chicken, peppers & onions

     Chicken or Tuna Salad Wrap - our homemade chicken or tuna salad wrapped with a fresh whole-wheat tortilla

     Burgers - a wide assortment of toppings served over either a natural beef, chicken or veggie patty. Toppings include cheese, avocado, bacon, grilled onions, grilled mushrooms or salsa

     Peanut Butter and Everything - our fresh in-house ground peanut butter paired with a variety of choices:

          PB & J - the classic peanut butter with grape or strawberry jelly PB & Banana - peanut butter, banana and sweet honey
          PB, Raisins & Chocolate Chips - grilled for a warm gooey delight PB & Silly - Daily special which may include fresh seasonal fruit, gummy worms, marshmallows or other fun surprise

Pasta, served with garlic bread and a green salad or carrot sticks and applesauce for the kids:

     Spaghetti - served with your choice of sauce - just butter, light marinara, or a beef sauce. Mini or standard meatballs are also available

     Mac and Cheese - a kid favorite

     Pesto - Rigatoni served with a fresh garlic basil pesto sauce. Grilled shrimp or chicken can be added

     Four Cheese Ravioli - delicious cheese ravioli served with a choice of marinara, pesto or cream sauce

Dinner Entrees - served with fresh seasonal vegetables, mashed potatoes, french fries or sweet potato fries:

     Rack o' Ribs - tender ribs glazed with our signature BBQ sauce

     Hazelnut Chicken - a chicken breast crusted with hazelnuts and stuffed with apples and cranberries

     Baseball Sirloin - Center cut sirloin steak grilled to your specifications

     Fajitas - A large platter of beans, rice, grilled peppers and onions, salsa, sour cream and guacamole served with your choice of grilled chicken, steak or shrimp

Desserts:

Ice Cream - Vanilla, Chocolate, Strawberry with a variety of available toppings Brownies
Cookies - Chocolate Chip, Sugar, Peanut Butter and Daily Specials
Ice Cream Sandwich - a combination of your choice of ice cream flavor pressed between your choice of cookies

We plan to have "theme" nights with staff dressed in appropriate costume and daily specials and music matched to the theme. These may include a Wild West night with menu items including a ranch hand appetizer, campfire chili, BBQ chicken and Smores for dessert. An Island Night may include, grass-skirted staff, steel-drum island music, colorful plastic leis for the kids, coconut milk, chicken and pineapple skewers, and ice cream topped with bananas for dessert. And of course, no island party is complete without a conga line and a limbo contest for the kids. Other theme nights may include performances by local artists such as musicians, storytellers, puppet masters or other family-oriented performers.

Afternoon "tea" parties will be booked for parties from 2pm to 5pm to encourage afternoon business. These would consist of tea, milk or juice and an assortment of finger sandwiches and sweets. An array of hats and scarves will be available for customers to borrow or they can wear their own. The ambiance for the tea will be formal - complete with a tuxedoed butler to escort the guests to their table and see to their every need. Soft classical parlor music will be played while the guests have high tea with "grandma's china, silver and crystal". A short fun discussion of the history of high tea along with proper etiquette and manners will be provided.

The primary customer base for our restaurants consists of families having children between the ages of two and twelve. We believe that by placing our restaurants in shopping areas with stores that cater to families we will attract customers. We may utilize costumed characters to hand out grand opening coupons or fliers in the parking lot to promote our restaurant. We intend to become a neighborhood meeting place where families and friends can enjoy a night out on a regular basis.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

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
COMPETITION

The restaurant and family entertainment industries are highly competitive, with a number of major national and regional chains operating in the restaurant or family entertainment business, such as Chuck E. Cheese and Bananarama. We intend to target neighborhood malls and keep our operations small in order to create a smaller intimate atmosphere where families can come to visit and spend time while enjoying good food and company.

We believe that we will continue to encounter competition in the future. Major national and regional chains, which may have capital resources greater than we do, will continue to be competitors.

SOURCES AND AVAILABILITY OF PRODUCTS

We plan to purchase our food, beverages and supplies from company-approved local suppliers. All products will have to meet standards and specifications set by the company. Management will constantly monitor the quality of the food, beverages and supplies provided. We plan to negotiate price concessions from suppliers for bulk purchases of food and paper supplies used by us. We believe that these arrangements will achieve cost savings as well as excellent food quality and consistency.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers, there will be no problem with dependence on one or few major customers.

PATENTS AND TRADEMARKS

We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Any litigation or adverse proceeding resulting from such could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

Prior to opening our restaurants we will be subject to new licensing and regulation by health and safety and fire agencies in the city in which we are located. The failure to receive or retain the required permit or license could have a material adverse effect on operations and our ability to obtain such a license or permit in other possible locations. The failure to comply with other applicable laws, such as wage and hour laws, may also materially and adversely affect our business.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business, including, but not limited to, those that impose restrictions, levy a fee or tax, or require a permit or license on the service of food and beverages.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer who devotes 8 to 10 hours per week to our business and is responsible for all aspects of our business. There are no formal employment agreements between the company and our current employees.

                                PLAN OF OPERATION

PROPOSED MILESTONES TO IMPLEMENT OUR PLAN OF OPERATIONS:

Our director has outlined the following milestones for our business plan. The projected milestones are approximations only, and are subject to cost and timetable adjustments based upon the requirements of the business.

MONTHS 1-3:

The majority of management's time will be spent securing the necessary funding from the offering to implement the proposed business plan. He will also utilize this time to design our first restaurant. The cost of the rental will be $300 per month, with an initial outlay of $250 as a security deposit, which will be paid from our cash on hand. Officer salary is estimated to begin in July, 2007 at $500 per month. Our total cost of operations for the first three months is estimated to be $2,400.

MONTHS 4-6:

Our plan once receive funding will be to begin remodeling our first location in October of 2007 at a cost of $2,000 for the first month, and $1,000 per month for the subsequent two months. We also intend to begin building our inventory in the 6th month at a cost of $1,000. Our total cost of operations for months four through six is estimated to be $9,150.

MONTHS 7-10:

Contingent on our being able to raise our funding we intend to open our first restaurant in the tenth month, which is estimated at this time to be January of 2008.

The following cost estimates for this time period are, Rental payments of $1,200, Inventory $4,000, Officer Salary $2,000, Staff $2,000, and Advertising $2,100.

MONTHS 10-12:

We believe sales will begin to sustain our operations within the 10th through 12th months. Our director has also agreed to loan the company funds in the event we have a shortfall in operating capital in our start-up phase. Once revenues are sufficient we may consider hiring additional staff to assist our director.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first three months of our business plan without additional funds. In order to fully implement our business plan for the remaining nine months we would require the proceeds from this offering. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as remodeling while we investigate alternative funding. Our director has verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until sales will support operations, but we will require full funding to implement our business plan. We currently have plans to hire one additional employee in the next twelve months unless sales are sufficient to cover the cost of additional employees.

                         OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not own any property. We are currently operating out of the office of our President at 1132 E. Plaza Blvd., Suite 203-409, National City, CA 91950 while we are in the organizational stage. Beginning July 1, 2007 we will pay $300 per month for the premises of our first restaurant located at Calle Augusto Gomez #320, Col. Mazatlan, Playas de Rosarito, B.C. Mexico.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2007, 4,000,000 shares were issued to Mike Lizarraga, the officer and director of the company in exchange for $8,000 in cash, or $.002 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -- contains a toll-free telephone number for inquiries on disciplinary actions;
     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

Once we are a reporting company pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

RULE 144 SHARES

Apart from the director's shares, most of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 40,000 shares of common stock as of the date of this prospectus; or 2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. STOCK OPTION GRANTS We have not granted any stock options to our shareholder or to any other persons.

REGISTRATION RIGHTS

We have not granted registration rights to our shareholder or to any other persons.

                             EXECUTIVE COMPENSATION

To date our officer and director has not been compensated for his services. Beginning July 1, 2007 we intend to begin paying him a monthly salary of $500 for his services during the development stage of our operations. He is reimbursed for any out-of-pocket expenses he incurs on our behalf. We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employee.

Our officer and director is not party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation            Long-Term Comp.
                                        ---------------------------    -----------------
                                                              Other
 Name and                                                    Annual                            Total
Position(s)                   Year      Salary      Bonus     Comp.    Awards    Payouts   Compensation
-----------                   ----      ------      -----     -----    ------    -------   ------------
Mike Lizarraga                2007       None        None     None      None      None         None
President, CEO & Director     2006       None        None     None      None      None         None

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide annual reports, including audited financial statements prepared by an Independent Certified Public Accountant, to our stockholders. Our financial statements for the period from inception to the period ended March 31, 2007, audited by Moore & Associates, Chartered Accountants and Advisers, immediately follow.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                             ADDITIONAL INFORMATION

We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For further information with respect to our company and this offering, we refer you to the registration statement and exhibits filed as part of it. You may inspect the registration statement, including the exhibits thereto, without charge at the Public Reference Room of the Commission at 100 F Street, Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement from the Public Reference Room of the Commission at 100 F Street, Washington, D.C. 20549, upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also access such material electronically by means of the Commissions home page on the Internet at http://www.sec.gov. Descriptions contained in this prospectus as to the contents of a contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Madero Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Madero Inc. as of March 31, 2007, and the related statements of operations, stockholders' equity and cash flows through March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madero Inc. as of March 31, 2007 and the results of its operations and its cash flows through March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, as of March 31, 2007, the Company has an accumulated deficit of $9, working capital of $7,991 and has earned no revenues since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
May 30, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                                  MADERO, INC.
                         (A Development Stage Company)
                                 Balance Sheet


                                                       Inception (*Mar 14, 2007)
                                                               Through
                                                           *March 31, 2007
                                                           ---------------
ASSETS

CURRENT ASSETS
  Cash                                                         $ 7,991
                                                               -------
Total Current Assets                                           $ 7,991

TOTAL ASSETS                                                   $ 7,991
                                                               =======

LIABILITIES & STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
  75,000,000 shares Common Stock
    Authorized at $0.001/par value
  Common stock ($.002 par value)
    4,000,000 shares purchased by director
    on March 27, 2007 and outstanding on
    March 31, 2007                                             $ 4,000
  Additional Paid-in Capital                                   $ 4,000
  Deficit accumulated                                          $    (9)
                                                               -------
TOTAL STOCKHOLDERS' EQUITY                                     $ 7,991
                                                               -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 7,991
                                                               =======

                                  MADERO, INC.
                         (A Development Stage Company)
                            Statement of Operations


                                                     Inception (*March 14, 2007)
                                                               Through
                                                           *March 31, 2007
                                                           ---------------
REVENUES
  Revenues                                                   $        --
TOTAL REVENUES

Operating Expense
  Administrative Expense                                     $         9
                                                             -----------

NET (LOSS)                                                   $        (9)
                                                             ===========

Basic earnings per share                                     $        --

Weighted average number of
 common shares outstanding                                   $ 4,000,000

                                  MADERO, INC.
                         (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
             From Inception (March 14, 2007 through March 31, 2007)

                                               Common       Additional    Deficit Accum
                                Common         Stock         Paid-in         During
                                Stock          Amount        Capital        Dev Stage        Total
                                -----          ------        -------        ---------        -----
Stock issued for cash         4,000,000     $     4,000    $     4,000
Net (loss) Mar 31, 2007                                                    $        (9)
                            -----------     -----------    -----------     -----------     -----------
Balance March 31, 2007        4,000,000     $     4,000    $     4,000     $        (9)    $     7,991
                            ===========     ===========    ===========     ===========     ===========

                                  MADERO, INC.
                         (A Development Stage Company)
                             Statement of Cash Flow


                                                     Inception (*March 14, 2007)
                                                               Through
                                                           *March 31, 2007
                                                           ---------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)                                            $    (9)
  Changes in operating assets & liabilities                    $    --


CASH FLOW FROM INVESTING ACTIVITIES
  Net cash provided by (used in) investing activities

CASH FLOW FROM FINANCING ACTIVITIES
  Issuance of Common Stock                                     $ 8,000
                                                               -------
Net increase in cash

Cash at beginning of period

Cash at end of period                                          $ 7,991
                                                               =======

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

     Madero, Inc. (the "Company") was incorporated in the State of Nevada on March 14, 2007. The Company is a development stage company that intends to open and operate children's themed restaurants in Mexico. To date, the Company's activities have been limited to its formation and business plan. At present, management is devoting most of its activities to preparing an SB-2 Registration Statement to register 4,320,000 shares for sale to raise capital to implement the business plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Basis of Presentation

     The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

     b. Fiscal Periods

     The Company's fiscal year end is December 31.

     c. Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d. Cash and Cash Equivalents

     Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $7,991 in cash and cash equivalents at March 31, 2007.

     e. Start-Up Costs

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     f. Fair Value of Financial Instruments and Derivative Financial Instruments

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgement, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

     g. Segmented Reporting

     SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The company plans to operate its restaurants in Mexico.

     h. Federal Income Taxes

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

     i. Earnings (Loss) per Share

     The Company has  adopted  Financial  Accounting  Standards  Board  ("FASB")
     Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings
     (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

     j. Foreign Currency Transactions

     The Company's functional currency will be the Mexican Peso. The Company's reporting currency is the U.S. Dollar. All transactions initiated in

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Mexican Pesos are translated to U.S. Dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

          (i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

          (ii) Equity at historical rates; and

          (iii)Revenue and expense items at the average rate of exchange prevailing during the period.

     Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income.

     For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

     No significant realized exchange gains or losses were recorded from inception (March 14, 2007) to March 31, 2007.

     k. Derivative Financial Instruments

     The Company was not a party to any derivative financial instruments during the reported fiscal period.

     l. Stock-Based Compensation

     The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task force Issue No 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     m. Comprehensive Income (Loss)

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended March 31, 2007, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended March 31, 2007.

     n. Revenue Recognition

     The Company recognizes revenue from the sale of products and services in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of retail sales income and will be recognized only when all of the following criteria have been met:

          (i)  Evidence of a retail  sales  ticket  exists;
          (ii) Delivery has  occurred;
          (iii)The fee is fixed or determinable;  and
          (iv) Revenue is reasonably assured.

NOTE 3 - CAPITAL STOCK

     a) Authorized Stock:

     The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

     b) Share Issuance:

     From inception of the Company (March 14, 2007) to March 31, 2007, the Company issued 4,000,000 common shares at $0.002 per share for total proceeds of $8,000 being $4,000 for par value shares and $4,000 for additional paid in capital. These shares were issued to the director and officer of the Company.

NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2007, the Company has an accumulated deficit of $9, working capital of $7,991 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007.

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 4 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS(continued)

     The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 - INCOME TAXES

     The Company has incurred operating losses of $9, which, if utilized, will begin to expire in 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

     Details of future income tax assets are as follows:

                                                                  March 31, 2007
                                                                  --------------
     Future income tax assets:
     Net operating loss (from inception to March 31, 2007)           $     9
     Statutory tax rate (combined federal and state)                      34%
                                                                     -------
     Non-capital tax loss                                                  3
     Valuation allowance                                                  (3)
                                                                     -------
                                                                     $    --
                                                                     =======

     The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS

     None of the following new pronouncements has current application to the Company, but will be implemented in the Company's future financial reporting when applicable.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS (continued)

     changing  to  a  new  principle.   This  statement  requires  retrospective
     application to prior periods' financial statements of changes in accounting principle, when practicable.

     In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

     In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

     In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

     In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded

                                  MADERO, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 6 - NEW ACCOUNTING PRONOUNCEMENTS (continued)

     status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

     In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

     Filing Fee                      $    1
     Legal                            1,500
     Accounting                       2,200
     Edgar Fees                         900
     Transfer Agent fees                800
     Printing of Prospectus             199
                                     ------
     TOTAL                           $5,700
                                     ======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 28, 2007, 4,000,000 shares of common stock were issued to Mike Lizarraga, the officer and director of the company, in exchange for $8,000, or $.002 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoter of the company and bear a restrictive legend.

                                    EXHIBITS


The following exhibits are included with this registration statement, those marked with an asterisk can be found in our original SB-2 Registration Statement filed on June 18, 2007:

    Exhibit No.                Description
    -----------                -----------
        3.1             Articles of Incorporation*
        3.2             Bylaws*
        5.1             Opinion re: Legality
       10               Commercial Lease Agreement*
       23.1             Consent of Independent Auditors
       23.2             Consent of Counsel (See Exhibit 5.1)
       99               Subscription Agreement*


                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

(g) That for the purpose of determining liability under the Securities Act to any purchaser:

     1. If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter);

          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7)(ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
               (vii) or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

          Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of National City, state of California.

                        Madero, Inc., Registrant



July 18, 2007           By: /s/ Mike Lizarraga
                            ----------------------------------------------------
                            Mike Lizarraga, Director, President, Secretary, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer